UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2007

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

           Mr. Marshall O. Larsen has been elected to the Board of Directors of Becton, Dickinson and Company (“BD”), effective September 24, 2007, at which time he will become a member of each of the Audit Committee and the Compensation and Benefits Committee of the Board. A copy of the press release issued by BD in connection with Mr. Larsen’s election is attached hereto as Exhibit 99.1.

           Information regarding the compensation of members of our Board of Directors is included under the caption “Directors’ Compensation” in our proxy statement relating to our 2007 Annual Meeting of Shareholders.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

           The By-laws of the Company have been amended, effective July 24, 2007, to clarify certain provisions concerning (i) the Chief Executive Officer’s authority to appoint non-officer Vice Presidents and (ii) the Board’s ability to designate others to act in the absence of the Chairman. A copy of BD’s By-laws as amended and restated as of July 24, 2007 is filed as Exhibit 3.1 to this report.

Item 7.01	Regulation FD Disclosures

           On July 24, 2007, BD issued a press release announcing the declaration of a quarterly dividend and the authorization of a share repurchase program. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

Exhibit 3.1	By-laws of BD as amended and restated as of July 24, 2007

Exhibit 99.1	Press release dated July 24, 2007, which is filed pursuant to Item 5.02

Exhibit 99.2	Press release dated July 24, 2007, which is furnished pursuant to Item 7.01

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: July 24, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

3.1	By-laws of BD as amended and restated as of July 24, 2007

99.1	Press release dated July 24, 2007, which is filed pursuant to Item 5.02

99.2	Press release dated July 24, 2007, which is filed pursuant to Item 8.01